EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2024 Fourth Quarter Financial and Full Year Financial Results

Fiscal 2024 net sales of $124.7 million and gross margin of 41.1%

Fire Services further supported by announced acquisitions of Jolly Boots and the LHD Group fire and rescue business after year-end.

FY 25 Revenue expected to be in the range of $140 million to $150 million

HUNTSVILLE, AL / ACCESSWIRE / April 10, 2024 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2024 fourth quarter and full year ended January 31, 2024.

Fiscal 2024 Fourth Quarter Financial Results Highlights and Recent Developments

•	Net sales increased 7.7% to $31.2 million compared to $29 million last year

•	Gross margin was 35.9% compared to 37.5% last year

•	The Company took a one-time charge of $2.7 million for excess and obsolete inventory, which reduced the fourth-quarter gross margin by 8.7%. Excluding this one-time charge for inventory right-sizing, Q4-FY24 gross margin* would have been 44.6%

•	Net income was a loss of ($1.0) million, or ($0.13) per basic and ($0.13) per diluted share, compared to net income of $0.2 million, or $0.02 per basic and diluted share, last year

•	Adjusted EBITDA excluding FX losses* was $3.4 million compared to $1.9 million last year with a margin* of 11.0% compared to 6.7% last year. Including FX losses, Adjusted EBITDA* was $1.8 million with a margin* of 5.7%

•	Foreign currency exchange movements negatively impacted operating expenses and Adjusted EBITDA by $1.7 million compared to $0.1 million last year, due primarily to the Argentinian peso

•	Completed acquisition of Jolly Scarpe boots and announced agreement to acquire LHD Group’s fire and rescue business subsequent to quarter end, enhancing Lakeland's fire service offerings

Fiscal 2024 Full Year Financial Results Highlights

•	Net sales increased 10.5% to $124.7 million compared to $112.8 million last year

•	Gross margin was 41.1% compared to 40.6% last year. Excluding the $2.7 million one-time charge for inventory right-sizing, our full-year gross margin* would have been higher by 2.1%, or 43.2%

•	Net income was $5.4 million or $0.74 per basic and $0.72 per diluted share, compared to net income of $1.9 million, or $0.25 per basic and $0.24 per diluted share last year

•	Adjusted EBITDA* excluding FX losses* was $15.7 million compared to $10.7 million last year with a margin* of 12.6% compared to 9.5% last year. Including FX losses, Adjusted EBITDA* was $12.0 million with a margin* of 9.6%

•	Foreign exchange movements negatively impacted operating expenses and Adjusted EBITDA by $3.7 million in FY24 compared to $1.1 million last year, due primarily to the Argentinian peso devaluation

*Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA excluding FX losses, Adjusted EBITDA excluding FX margin and gross margin excluding inventory adjustments are non-GAAP financial measures. Reconciliations are provided in the tables of this press release.

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Management Comments

“Lakeland delivered solid growth in fiscal 2024 as we continued to position the Company for meaningful expansion in FY2025 and beyond. Our full-year fiscal 2024 revenue grew by $11.8 million, or 10.5%, compared to last year, despite a 44% year-over-year decrease in our Asia business and a weaker-than-expected fourth quarter. We were very pleased with the growth in our U.S. and Latin American operations, which grew 13% and 49% year-over-year, respectively,” said Jim Jenkins, Acting President and Chief Executive Officer and Executive Chairman. “Our fire services business, a key strategic growth focus for the Company, continues to expand and grew over 80% versus last fiscal year, driven by our strategic acquisitions, superior lead times and onboarding successes with new distributors. We are particularly pleased with the performance of our Eagle Technical Products business, which has grown over 103% on a pro forma basis since being acquired by Lakeland. We are equally excited about the growth potential of our recently acquired Pacific Helmet and Jolly Boots businesses and our recently announced LHD fire and rescue business. We also saw healthy demand for our higher-value, critical environment, disposables and chemical product categories in North America and LatAm, which are a strategic focus for the Company’s growth opportunities. During the year, we expanded our container programs with key national customers and took steps to bolster our North American industrial sales channels to capitalize on new market opportunities.”

Mr. Jenkins continued, “Subsequent to year-end, we were pleased to announce the acquisition of Jolly Scarpe in early February and the signing of an agreement to acquire the fire and rescue business of LHD Group in early April. Jolly Scarpe manufactures and sells a premium boots product line with a global reputation for safety, design and innovation. Along with our Pacific Helmets acquisition, the Jolly acquisition completes Lakeland’s “head-to-toe” fire product offering, strengthens our geographic diversity, and presents exciting cross-selling opportunities with global certifications across Lakeland’s existing sales and distribution channels. LHD fire and rescue offerings bring Lakeland a premium product portfolio, complementary geographic footprint, and LHD Care service offerings. LHD provides access to attractive geographies while aligning remarkably well with Lakeland’s portfolio of leading fire services brands. Additionally, the LHD Care service offerings provide us with attractive recurring revenue streams that Lakeland will work to leverage and expand. These acquisitions reflect our commitment to executing and accelerating the pace of our small, strategic, and quick (SSQ) M&A strategy, and we look forward to investing strategically to broaden and diversify Lakeland’s range of products and end markets.”

Roger Shannon, Lakeland’s Chief Financial Officer, added, “Lakeland delivered strong year-over-year sales and profitability growth. In addition to our 10.5% year-over-year growth in Revenue, we increased Operating Profit by 7.8% and grew Adjusted EBITDA, excluding FX losses, by $5.0 million, or 46.5%. Net Income and Earnings Per Share increased 189% and 196%, respectively. Our laser focus on cash flow generation resulted in $3.2 million of cash flow from operations during the quarter, $2.8 million of which was driven by the accelerated reduction of raw materials and finished goods inventory. In FY24, we produced a positive operating cash flow of $10.9 million, led by decreases in inventory of $7.7 million and improved gross margins. Our positive performance further strengthens the Company’s financial position, particularly our robust balance sheet and cash position, which we believe will allow us to continue pursuing organic and inorganic growth opportunities.”

2

Fiscal 2024 Fourth Quarter Financial Results

Net sales were $31.2 million for the fourth quarter of fiscal year 2024, as compared to $29.0 million for the fourth quarter of fiscal year 2023. Sales of our fire service, high performance, wovens, chemical, and high visibility product lines increased year over year, partially offset by a decline in disposables, primarily as a result of continued weakness in Asia. Our Q4 organic revenue grew by $0.7 million year over year, while Eagle grew by $0.5 million compared to last year, and our Pacific Helmets acquisition contributed $1.1 million in sales in Q4 of FY2024. Our wovens business grew by $1.6 million, or 85%, compared to last year, driven by continued growth in our oil and gas shutdowns business, supply chain improvements, and excess inventory sales initiatives. Our fire services business grew $1.0 million, or 18% year over year, while our high performance category increased $0.5 million, or 46%. While our fire services business will continue to be lumpy due to the tender nature of large fire orders, our fourth quarter benefitted from a large Eagle delivery and the addition of Pacific Helmet sales.

On a consolidated basis for the fourth quarter of fiscal year 2024, domestic sales were $12.7 million or 40.6% of total revenues, and international sales were $18.6 million or 59.4% of total revenues. This compares with domestic sales of $11.8 million or 40.8% of the total and international sales of $17.2 million or 59.2% of the total in the fourth quarter of fiscal year 2023. We saw strong fourth-quarter sales growth in every region of the world except for Asia, particularly China, which remained weak.

Gross profit was $11.2 million for the fourth quarter of fiscal year 2024, an increase of $0.3 million, or 3.2%, compared to $10.9 million in the fourth quarter of fiscal year 2023. Gross profit as a percentage of net sales was 35.9% for the fourth quarter of fiscal year 2024 as compared with 37.5% for the fourth quarter of fiscal year 2023. Gross profit performance in the current period was negatively impacted by a one-time adjustment of $2.7 million for discontinued products and excess inventory, which reduced the gross margin percentage by 8.7%. Excluding the inventory adjustment, fourth quarter gross profit would have been 44.6%. Versus the prior year, our gross profit margin was helped by a 3.7% improvement in sales mix from higher value products and a 3.4% improvement in freight costs.

Lakeland reported an operating loss of ($3.3) million for the fourth quarter of fiscal year 2024, compared to an operating profit of $0.1 million for the fourth quarter of fiscal year 2023, due to the $2.7 million one-time inventory adjustment and a $1.7 million negative impact on operating expenses of currency fluctuations, primarily the devaluation of the Argentine peso. Additionally, higher SG&A costs, including non-recurring acquisition, severance and restructuring costs, higher selling expenses from sales growth, acquired company operating expenses, and higher bonus expenses negatively affected operating profit in the fourth quarter. Operating margins were (10.6%) for the fourth quarter of fiscal year 2024, compared to 0.3% for the fourth quarter of fiscal year 2023. Excluding the negative impacts of the inventory adjustment, foreign exchange, severance and acquisition expenses, our operating profit would have been $2.3 million, or 7.5% for the quarter.

The Company reported a net loss of ($1.0) million, or ($0.13) per basic and ($0.13) per diluted share, compared to net income of $0.2 million, or $0.02 per basic and diluted share, last year. In addition to the factors mentioned above, net income was negatively impacted by tax expense on the sale of the Canada warehouse.

Adjusted EBITDA for the fourth quarter of fiscal year 2024 was $1.8 million, compared with $1.9 million for the fourth quarter of fiscal year 2023. Foreign currency exchange movements of $1.7 million negatively impacted Adjusted EBITDA. Excluding foreign exchange, fourth quarter Adjusted EBITDA would have been $3.4 million, or 11.0%. For the quarter, our Adjusted EBITDA benefitted from improvements in our value-added products sales mix and lower freight expense, partially offset by higher bonus expense, higher selling expenses related to sales growth and higher professional fees, in addition to the previously mentioned foreign exchange impact.

3

The Company did not repurchase common stock under its stock repurchase program during the fiscal 2024 fourth quarter. At January 31, approximately $5.0 million was available to the Company for the repurchase of its outstanding common stock.

On November 1, 2023, the Board of Directors declared a quarterly cash dividend of $0.03 per share for the fourth quarter, which was paid on November 22, 2023, to stockholders of record as of November 15, 2023.

FY 2025 Guidance and Outlook

This initial guidance is based on our current backlog of orders and current expectations. These metrics constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these metrics, see “’Safe Harbor’ Statement Under the Private Securities Litigation Reform Act of 1995” below.

•	Revenue - We expect FY25 Revenue in the range of $140 million to $150 million. This Revenue expectation includes the recently announced Jolly Scarpe and Pacific Helmets acquisitions but does not include the LHD fire and rescue business, which we expect to close in late May 2024.

•	Adjusted EBITDA – We expect FY25 Adjusted EBITDA, excluding any material negative impact from foreign exchange, to be in the range of $16.8 million to $18.5 million(1). This Adjusted EBITDA expectation includes the recently announced Jolly Scarpe and Pacific Helmets acquisitions but does not include the LHD fire and rescue business, which we expect to close in late May 2024.

(1) Excluding revenue, the Company does not provide guidance on a GAAP basis as certain items that impact Adjusted EBITDA, such as equity compensation, foreign exchange gains or losses, acquisition expenses and employee separation expenses, which may be significant, are outside the Company’s control and/or cannot be reasonably predicted. Please see the “Reconciliation of GAAP Results to Non-GAAP Results” and the related footnotes at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP financial measures, see the non-GAAP financial reconciliation tables in this release.

Mr. Jenkins added, “We are pleased with the progress of our acquisition strategy and how it positions us for growth in revenue and profitability. Fiscal 2024 brought significant and necessary changes to Lakeland. We enter Fiscal 2025 with momentum and high expectations. During the past year, we made important strategic investments in the fire services category of our business as well as in leadership that we expect to help advance Lakeland and our longer-term strategy. We anticipate the traction we are garnering with those investments will continue.”

“Fiscal 2025 will be a year of emphasis on improving operational excellence and initiatives we believe will improve customer experiences, expand organic growth potential, and strengthen our acquisition integration process, allowing us to capitalize on acquired synergies faster. We continually assess opportunities that can either enhance our capabilities and expertise, expand our global presence, or be ‘bolt-ons’ that can leverage our current infrastructure,” concluded Mr. Jenkins.

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Financial Results Conference Call

The Company will host a conference call and live webcast on Thursday, April 11, 2024, at 12:00 p.m. Eastern to discuss its fiscal 2024 fourth quarter and full-year financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://www.webcaster4.com/Webcast/Page/2237/50274

Please note that the webcast is listen-only, and webcast participants will not be able to participate in the question-and-answer portion of the conference call. Interested parties may also participate in the call by dialing (888) 506-0062 or (973) 528-0011 and entering the passcode 954856. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available until Thursday, April 18, 2024. To access the replay, please dial (877) 481-4010 or (919) 882-2331. The replay passcode is 50274. An archived version of the webcast will also be available on the Lakeland Investor Relations website.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation the expected benefits of the Pacific, Jolly and LHD acquisitions and our M&A strategy. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our guidance for revenue and Adjusted EBITDA, such metrics are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA excluding FX, Adjusted EBITDA excluding FX margin, gross margins excluding inventory adjustments, and operating income excluding inventory adjustments, foreign exchange, severance and acquisition expenses. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Year Ended January 31
	2024	2023

Net sales	$124,688	$112,846
Cost of goods sold	73,496	66,997
Gross profit	51,192	45,849
Operating expenses	45,200	40,308
Operating profit	5,993	5,541
Other income (expense), net	3,415	(33)
Interest expense	(52)	(37)
Income before taxes	9,356	5,471
Income tax expense	3,930	3,598
Net income	$5,425	$1,873
Net income per common share:
Basic	$0.74	$0.25
Diluted	$0.72	$0.24
Weighted average common shares outstanding:
Basic	7,352,356	7,562,187
Diluted	7,539,705	7,737,963

7

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

ASSETS

Current assets	2024	2023
Cash and cash equivalents	$25,222	$24,639
Accounts receivable, net of allowance for doubtful accounts of $857 and $800 at January 31, 2024 and 2023, respectively	19,169	17,296
Inventories	51,250	58,176
Prepaid VAT and other taxes	2,753	1,963
Income tax receivable and other current assets	3,111	3,517
Total current assets	101,505	105,591
Property and equipment, net	10,685	9,140
Operating leases right-of-use assets	10,969	5,472
Deferred tax assets	3,097	2,764
Other assets	110	100
Goodwill	13,669	8,473
Intangible assets, net	6,830	6,042
Equity investments	4,719	5,354
Convertible debt investments	2,161	----
Total assets	$153,745	$142,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,378	$6,558
Accrued compensation and benefits	3,922	2,522
Other accrued expenses	2,487	4,068
Income tax payable	1,454	609
Short-term borrowings	298	405
Accrued earnout agreement	643	3,182
Current portion of operating lease liability	2,164	1,253
Total current liabilities	18,346	18,597
Deferred income taxes	2,097	769
Loans payable – long term	731	----
Long-term portion of operating lease liability	9,121	3,580
Total liabilities	30,294	22,946
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $0.01 par; authorized 20,000,000 shares, Issued 8,722,965 and 8,655,699; outstanding 7,364,757 and 7,325,005 at January 31, 2024 and 2023, respectively	87	87
Treasury stock, at cost; 1,358,208 and 1,330,694 shares at January 31, 2024 and 2023, respectively	(19,979)	(19,646)
Additional paid-in capital	79,420	78,475
Retained earnings	69,282	64,765
Accumulated other comprehensive loss	(5,360)	(3,691)
Total stockholders' equity	123,450	119,990
Total liabilities and stockholders’ equity	$153,745	$142,936

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

Supplemental Information

	Year Ended January 31
	2024	2023

Net sales	$124,688	$112,846
Cost of goods sold	73,496	66,997
Gross profit	51,192	45,849
Operating expenses	45,200	40,308
Operating profit	5,993	5,541
Other income (expense), net	3,415	(33)
Interest expense	(52)	(37)
Income before taxes	9,356	5,471
Income tax expense	3,930	3,598
Net income	$5,425	$1,873
Income before taxes	9,356	5,471
Interest expense	(52)	(37)
Depreciation and amortization	2,291	1,505
EBITDA	11,700	7,013
Equity compensation	890	1,491
Other income (expense), net	3,415	(33)
Eagle acquisition costs	267	589
Eagle revaluation of earnout consideration	(2,538)	---
Severance expense	1,349	---
Monterrey	743	240
Pacific Helmets acquisition costs	262	---
China manufacturing restructuring	---	278
Inventory adjustment	2,719	---
Adjusted EBITDA	$11,977	$9,644

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Gross Margin excluding inventory adjustment
Gross Profit	11,205	10,862	51,192	45,849
Inventory adjustment	2,712		2,712
Divided by net sales	$31,239	$28,997	$124,688	$112,847
Gross Margin excluding inventory adjustment	44.6%	37.5%	43.2%	40.6%

Net income (loss) to EBITDA
Net income (loss)	$(977)	$184	$5,426	$1,873
Interest	(30)	(11)	(52)	(37)
Taxes (1)	1,253	(12)	3,930	3,598
Depreciation and amortization	592	417	2,291	1,505
EBITDA	$899	$600	$11,700	$7,012

EBITDA to Adjusted EBITDA (excluding non-cash expenses)
EBITDA	$899	$600	$11,700	$7,012
Equity compensation (2)	143	350	890	1,491
Other income (expense) (3)	(3,602)	(107)	(3,416)	33
Eagle acquisition costs (4)	250	589	267	589
Eagle revaluation of earnout consideration (5)	151	-	(2,538)	-
Severance expense (6)	581	-	1,349	-
Monterrey (7)	368	140	743	240
Pacific Helmets acquisition costs (8)	262	-	262	-
China manufacturing restructuring (9)	-	278	-	278
Inventory adjustment (10)	2,719	-	2,719	-
Adjusted EBITDA	$1,770	$1,851	$11,977	$9,644

Adjusted EBITDA Margin
Adjusted EBITDA	$1,770	$1,851	$11,977	$9,644
Divided by net sales	$31,239	$28,997	$124,688	$112,847
Adjusted EBITDA Margin	5.7%	6.4%	9.6%	8.5%

Adjusted EBITDA excluding FX
Adjusted EBITDA	$1,770	$1,851	$11,977	$9,644
Currency Fluctuation	1,660	93	3,739	1,084
Adjusted EBITDA excluding FX	$3,430	$1,944	$15,716	$10,728

Adjusted EBITDA Margin excluding FX
Adjusted EBITDA excluding margin	$3,430	$1,944	$15,716	$10,728
Divided by net sales	$31,239	$28,997	$124,688	$112,847
Adjusted EBITDA Margin excluding FX	11.0%	6.7%	12.6%	9.5%

10

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Operating Profit excluding inventory adjustments, foreign exchange, severance and acquisition expenses:
Operating profit (Loss)	$(3,295)	$76	$5,993	$5,541
Eagle acquisition costs	250	589	267	589
Eagle revaluation of earnout consideration	151	-	(2,538)	-
Severance expense	581	-	1,349	-
Pacific Helmets acquisition costs	262	-	262	-
Inventory adjustment	2,719	-	2,719	-
Currency Fluctuation	1,660	93	3,739	1,084
Operating Profit excluding inventory adjustments, foreign exchange, severance and acquisition expenses:	$2,328	758	11,791	7,214

Operating Margin excluding inventory adjustments, foreign exchange, severance and acquisition expenses:
Operating Profit excluding inventory adjustments, foreign exchange, severance and acquisition expenses	$2,328	758	11,791	7,214
Divided by net sales	$31,239	$28,997	$124,688	$112,847
Operating Margin excluding inventory adjustments, foreign exchange, severance and acquisition expenses	7.5%	2.6%	9.5%	6.4%

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The financial data above includes non-GAAP financial measures, including EBITDA and Adjusted EBITDA.  Management excludes from EBITDA and Adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, and Other Income, which is comprised of interest income and gains (losses) from equity method investments.  For Adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, excess and obsolete inventory adjustments, severance costs, and start-up costs for our Mexican operations.  This press release also discusses (i) Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales; (ii) Adjusted EBITDA excluding FX, which is calculated by subtracting foreign currency losses from Adjusted EBITDA; (iii) Adjusted EBITDA excluding FX margin, which is calculated by dividing Adjusted EBITDA excluding FX by GAAP net sales; (iv) operating income excluding one-time adjustments, which is calculated by subtracting excess and obsolete inventory adjustments, foreign exchange losses, acquisition expenses and severance expenses from operating income; and (v) gross margin excluding inventory adjustments, which is calculated by subtracting excess and obsolete inventory adjustments from gross margin.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations, in the case of the inventory adjustments, because of the unusual, one-time nature of the adjustments, and in the case of foreign currency adjustment, because of the unusual nature of the material devaluation of the Argentinian peso.  We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business.  The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash, which reduces the Company's liquidity.  Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company's performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.  Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1) Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors.

(2) Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(3) Adjustments for Other Income, which consists of interest income and gains/(losses) from Investments accounted for under the equity method of accounting.

(4) Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisition of Eagle Technical Products Limited.

(5) Adjustment for the reduction of the estimated earnout payment related to the Eagle acquisition.   An increase to the accrued earnout payment of $0.2 million was recorded in the fourth quarter ended January 31, 2024 and reflected in operating expenses.  For fiscal year 2024, the reduction to the accrued earnout payment was $2.5 million and reflected in operating expenses.

(6) Adjustment for accrued separation costs for our former CEO who retired from the Company on January 31, 2024.  Severance costs for the full year included our former COO who separated from the Company in the first quarter of fiscal year 2024, our EVP of Sales and other management in the second quarter of fiscal year 2024, and other management in the third quarter of fiscal year 2024.

(7) Adjustments for costs for our Mexican operations consists of external services and legal fees associated with the Monterrey, Mexico facility.

(8) Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisition of Pacific Helmets in the first six months of fiscal year 2024.

(9) Adjustments for acquisition restructuring costs consisted of cash severance payments to approximately 100 workers at our Weifang manufacturing facility in the fourth quarter of fiscal year 2023.

(10) Adjustments for right-sizing our inventory of obsolete products.

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